Exhibit 99.1

Socket Mobile Reports Third Quarter Results

NEWARK, Calif., – October 22, 2020 – Socket Mobile, Inc. (NASDAQ: SCKT), a leading innovator of data capture and delivery solutions for enhanced productivity, today reported third quarter 2020 results.

Socket Mobile and its auditors did not complete the annual review process related to goodwill impairment, which is part of the quarter-end closing procedures, in time to include in this release. The review takes longer than usual due to uncertainties and complications associated with the impact of the COVID-19 pandemic. The results that are being released today assume there is no goodwill impairment. All numbers that would be negatively impacted by an adjustment to goodwill are asterisked. The results will be reported as soon as the goodwill review is completed or in the Form 10-Q for Q3.

Revenue for the third quarter of 2020 was $4.1 million, a decrease of 17 percent over revenue of $5.0 million for the same quarter a year ago and an increase of 51 percent sequentially from revenue of $2.7 million in the immediately preceding quarter. Net income* for the third quarter of 2020 was $424,000*, or $0.07* per share, compared to net income of $94,000 in the third quarter of 2019, and net loss of $768,000 in the immediately preceding quarter.

Revenue for the nine months ended September 30, 2020 was $11 million, a decrease of 24.7 percent from revenue of $14.7 million in the same period a year ago. Net loss for the nine months ended September 30, 2020 was $434,000*, compared to net income of $226,000 for the same period a year ago.

Gross margins on revenue for the three-month and nine-month periods ended September 30, 2020 was 55.3 percent and 53 percent, respectively, compared to gross margins on revenue of 52.9 percent and 52.3 percent, respectively, for the corresponding periods in 2019.

Operating expenses for the third quarter of 2020 were $1.8 million, a decrease of 27.2 percent compared to operating expenses of $2.5 million for the same quarter a year ago, and a decrease of 16 percent sequentially from the immediately preceding quarter. Operating expenses for the nine months ended September 30, 2020 were $6.3 million, a decrease of 13 percent compared to operating expenses of $7.3 million for the same period a year ago.

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*Subject to the goodwill impairment review.

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“We were pleased to report revenue growth in Q3. We believe our Q3 results demonstrated our ability to adjust quickly to the extreme economic challenges posed by the COVID-19 pandemic and resulting uncertainties. We offset our lower revenues by proactive cost reductions, delays in non-critical discretionary spending and capital expenditures while maintaining critical longer-term projects. We also developed and implemented strategies to strengthen our balance sheet, including raising additional capital through debt financing. These actions allowed us to navigate the last two quarters well – returning to profitability in Q3, after experiencing abrupt and dramatic declines in economic and business activity in Q2,” said Kevin Mills, president and chief executive officer.

“The future will remain uncertain until the global pandemic is under much better control. Our Q3 results, coupled with our stronger balance sheet, have put us in a good position to withstand the uncertainty and rapidly changing economic situation. We will continue to serve our many application centric customers, who continue to service their customers with our products in these difficult times. We will continue to manage our expenses tightly while limiting our investment to long term strategically important projects.  We would like to thank our employees for their continued commitment and hard work and thank our business partners for their support. We look forward to a stronger 2021,” Mills continued.

“I need to point out the Q3’s net income* may be impacted by adjustment to our goodwill, which is currently under review. Unfortunately, this annual review was not started in time and therefore, could not be completed before today’s announcement. We will report the results in the Form 10-Q that will be filed on or around November 13th,” Mills concluded.

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*Subject to the goodwill impairment review.

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Conference Call
Management of Socket Mobile will hold a conference call and web cast today at 2 P.M. Pacific (5 P.M. Eastern) to discuss the quarterly results and outlook for the future. The dial-in number to access the call is (888) 424-8151 passcode 7255 653. From international locations, obtain the local dial-in number through your web browser at http://web.meetme.net/r.aspx?p=12&a=UCNSkgVibLlosX. A live and replay audio webcast of the conference call can be accessed through the link, https://onlinexperiences.com/Launch/QReg/ShowUUID=990E6CEA-E952-494D-B64A-821845B98860&LangLocaleID=1033

About Socket Mobile, Inc.

Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile’s revenue is primarily driven by the deployment of third-party barcode enabled mobile applications that integrate Socket Mobile’s cordless barcode scanners and contactless reader/writers. Mobile Applications servicing the specialty retailer, field service, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Newark, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on Facebook, Twitter @socketmobile and on our sockettalk blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computer and data collection products, including details on the timing, distribution and market acceptance of the products, and statements predicting trends, sales and market conditions and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket Mobile Investor Contact:
Lynn Zhao
Chief Financial Officer
510-933-3016
lynn@socketmobile.com

Socket is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

© 2020, Socket Mobile, Inc. All rights reserved.

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Socket Mobile, Inc.

Summary Statements of Operations (Unaudited)

(Amounts in Thousands except per share amounts and percentages)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2020	2019	2020	2019
Revenue	$4,109	$4,980	$11,044	$14,668
Cost of revenue	1,835	2,344	5,186	7,003
Gross margin	2,274	2,636	5,858	7,665
Gross margin percent	55.3%	52.9%	53.0%	52.3%
Research & development	681	1,015	2,421	2,906
Sales & marketing	658	785	2,148	2,312
General & administrative	486	707	1,741	2,053
Total operating expenses	1,825	2,507	6,310	7,271
Operating income (loss)	449	129	(452)	394
Other income	—	—	70	—
Interest income (expense), net	(24)	(25)	(51)	(83)
Income tax (expense) benefit	(1)	(10)	(1)	(85)
Net income (loss)	$424 *	$94	$(434)*	$226
Earnings (loss) per share: Basic Diluted	$ 0.07* $ 0.06*	$ 0.02 $ 0.01	$ (0.07)* $ (0.07)*	$ 0.04 $ 0.04
Weighted average shares outstanding: Basic Diluted	6,038 6,485	5,999 6,317	6,020 6,020	5,980 6,237

*Subject to the goodwill impairment review.

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Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	September 30, 2020 (Unaudited)		December 31, 2019**
Cash	$1,775		$959
Accounts receivable, net	2,359		2,837
Inventories, net	3,362		3,179
Deferred cost on shipments to distributors	179		234 308
Other current assets	317		312
Property and equipment, net	835		864
Goodwill	4,427	*	4,427
Deferred tax assets	5,507		5,507
Operating leases right-of-use assets	704		937
Other long-term assets	170		202
Total assets	$19,635	*	$19,458
Accounts payable and accrued liabilities	$2,417		$2,651
Bank line of credit	—		1,413
Notes payable	1,059		333
Subordinated convertible notes payable, net of discount	168		—
Subordinated convertible notes payable, net of discount-related party	1,265		—
Deferred revenue on shipments to distributors	557		611
Deferred service revenue	55		74
Operating lease liabilities	855		1,134
Other liabilities	—		8
Total liabilities	6,376		6,224
Common stock	61,532		61,073
Accumulated deficit	(48,273	)*	(47,839)
Total equity	13,259	*	13,234
Total liabilities and equity	$19,635	*	$19,458

*Subject to the goodwill impairment review.

**Derived from audited financial statements.

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